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EXHIBIT 11.
COMPUTATION OF EARNINGS PER SHARE.
(Amounts in thousands, except for per share amounts)

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
                                                        Three Months Ended          Six Months Ended
                                                       --------------------       ----------------------
                                                      June 27,      June 28,      June 27,      June 28,
                                                        1997         1996           1997         1996
                                                       ------       -------       -------       -------

Net earnings .....................................      8,008       $ 5,567       $14,539       $10,963
                                                       ======       =======       =======       =======

Shares of common stock and common stock
equivalents:

Average number of common shares ..................     18,105        18,260        18,179        18,306

Average common stock equivalents shares
 related to employee stock based plans ...........        583           314           576           299
                                                       ------       -------       -------       -------

Average shares used in primary computation .......     18,688        18,574        18,755        18,606

Adjust average common stock equivalents to
 period-end market price, if higher than
 average price ...................................        213            --           220            --
                                                       ------       -------       -------       -------
Average shares used in fully diluted computation .     18,901        18,574        18,975        18,606
                                                       ======       =======       =======       =======

Earnings per share:
Primary ..........................................     $ 0.43       $  0.30       $  0.78       $  0.59
                                                       ======       =======       =======       =======

Fully diluted ....................................     $ 0.42       $  0.30       $  0.77       $  0.59
                                                       ======       =======       =======       =======
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